UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 19, 2011

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 King Street West, Suite 3670 Toronto, Ontario, Canada M5X 1A9
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 416-369-3978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 19, 2011, the Board of Directors of Liberty Silver Corp. (the “Company”) granted Bill Tafuri, a director of the Company, incentive stock options to purchase up to 800,000 shares of Liberty Silver Corp. common stock at an exercise price of $.75 per share.  Pursuant to the terms of the Incentive Stock Option Agreement entered into between Mr. Tafuri and the Company, a total of 266,664 options vested immediately upon the grant of the options; the remaining 533,336 options vest over a two year period.  The vesting of the remaining 533,336 options may be accelerated in the event the Company achieves certain milestones with respect to its mining operations.  In the event Mr. Tafuri’s employment with the Company is terminated, the options that have not yet vested as of the date of such termination are revoked.

The foregoing description of the stock options granted to Mr. Tafuri is qualified in its entirety by reference to the Incentive Stock Option Agreement which is attached hereto as Exhibit 10.10 and is hereby incorporated by reference.

On April 19, 2011, the Board of Directors of the Company granted John Barrington, a director of the Company, non-qualified stock options to purchase up to a total of 500,000 shares Liberty Silver Corp. common stock at an exercise price of $.75 per share.  Pursuant to the terms of the Non-Qualified Stock Option Agreement entered into between Mr. Barrington and the Company, a total of 250,000 options vested immediately upon the grant of the options; the remaining 250,000 options vest over a six month period.   In the event Mr. Barrington’s employment with the Company is terminated, the options that have not yet vested as of the date of such termination are revoked.

The foregoing description of the stock options granted to Mr. Barrington is qualified in its entirety by reference to the Non-Qualified Stock Option Agreement which is attached hereto as Exhibit 10.11 and is hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.10	Liberty Silver Corp. Incentive Stock Option Agreement dated April 19, 2011 between Liberty Silver Corp. and Bill Tafuri.
10.11	Liberty Silver Corp. Non-Qualified Stock Option Agreement dated April 19, 2011 between Liberty Silver Corp. and John Barrington.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ Geoff Browne

Chief Executive Officer

Date: May 3, 2011

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